Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     LaRoche Petroleum Consultants, Ltd. consents to the incorporation by reference in this Registration Statement on Form S-8 of information contained in our report, as of December 31, 2005, setting forth the estimates of revenues from the natural gas and crude oil reserves owned by Quicksilver Resources Inc. appearing in the Annual Report on Form 10-K of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2005.

LaROCHE PETROLEUM CONSULTANTS, LTD.
By:	/s/ Joe A. Young
Joe A. Young Senior Partner

Dallas, Texas
May 24, 2006